Exhibit 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation (investors)

(480) 606-3337

Jeff Stanlis, Hayden Communications (media)

(602) 476-1821

For immediate release

RURAL/METRO AWARDED NEW $2.5 MILLION CONTRACT TO PROVIDE AMBULANCE SERVICES TO HCA’S TRISTAR HEALTH SYSTEM; COMPANY RETURNS TO NASDAQ LISTING COMPLIANCE BY CURING FILING DELINQUENCY

SCOTTSDALE, Ariz. (Nov. 15, 2007) – Rural/Metro Corporation, a leading provider of ambulance and private fire protection services, announced today it has been awarded a new contract to become a preferred provider of non-emergency ambulance services to the TriStar Health System based in Nashville, Tennessee. The one-year contract is estimated to generate annual net revenue of approximately $2.5 million.

TriStar Health System is a division of Healthcare Corporation of America (“HCA”), a leading national provider of healthcare services and facilities that include 170 hospitals and 113 outpatient centers in 20 states and England. HCA is based in Nashville. The TriStar Health System is comprised of hospitals, medical centers and other healthcare services across Tennessee and south central Kentucky.

Jack Brucker, President and Chief Executive Officer, said, “We are very pleased to expand our relationship with TriStar and HCA to include the greater Nashville metropolitan area. We have served TriStar as the contracted provider of emergency ambulance services in nearby Spring Hill, Tennessee, for the past year and have demonstrated in that time to be a trusted service provider and healthcare partner.”

Bryan Gibson, President of the Company’s Southern Emergency Services Group, added, “Our opportunity to expand operations into Nashville is exciting, and we look forward to providing the same high levels of care that our customers have come to expect. Our business strategy is to enhance our presence throughout middle Tennessee, and we value opportunities such as this to serve a growing area of the state.”

Company Returns to NASDAQ Compliance

The Company also reported today that it has received notice from the NASDAQ Stock Market that the filing delinquency for which the Company requested a hearing has been cured and its hearing on the matter has been cancelled as moot.

On October 1, 2007, the Company received a notice from Nasdaq regarding the delay in filing its annual report on Form 10-K for the fiscal year ended June 30, 2007, and that it did not comply with the timely regulatory filing requirement under Marketplace Rule 4310(c)(14). As a result, the Company requested a hearing before the Nasdaq Listing Qualifications Panel.

On November 14, 2007, the Company filed the Form 10-K for the fiscal year ended June 30, 2007 with the Securities and Exchange Commission, which cured the filing delinquency and led to the Nasdaq decision.

About Rural/Metro

Rural/Metro Corporation provides emergency and non-emergency ambulance services and private fire protection services in 23 states and approximately 400 communities throughout the United States. For more information, visit the company’s web site at www.ruralmetro.com.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the company’s ability to collect its accounts receivable, secure new contracts, retain existing contracts, and improve earnings and operating margins. Although Rural/Metro believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

Reference is made to a more complete discussion of forward-looking statements and applicable risks that may cause actual results to differ materially from those contemplated by such forward-looking statements (“Cautionary Statements”) that include, among others, those identified under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2007, which is available free of charge on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov or on the Company’s website at www.ruralmetro.com. All subsequent written and oral forward-looking statements (or statements that may be attributed to the Company) are expressly qualified by the Cautionary Statements. The Company’s forward-looking statements are based on information available today, and it undertakes no obligation to update these statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

(RURL/G)

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